Exhibit 99.2

First Quarter 2017

Supplemental Information

TABLE OF CONTENTS

Company Information	3
Forward-Looking Statements	5
Earnings Release Text	6
Financial Highlights	10
Balance Sheets
Consolidated by quarter	11
Statements of Operations, FFO & CORE FFO
Consolidated	12
Consolidated – Trailing 5 Quarters	13
Fee and Other Income	14
Adjusted EBITDA and Coverage Ratios	15
Portfolio Data:
Loan Portfolio Data	16
Real Estate Portfolio Data	17
Real Estate Properties, Changes in the portfolio	18
Real Estate Properties as of March 31, 2017	19
Indebtedness Overview	20
Definitions	21

RAIT Financial Trust

March 31, 2017

Company Information:

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and owns a portfolio of commercial real estate properties located throughout the United States.

Corporate Headquarters	Two Logan Square 100 N. 18th Street, 23rd Floor Philadelphia, Pa 19103 215.207.2100
Trading Symbol	NYSE: “RAS”
Investor Relations Contact	Andres Viroslav Two Logan Square 100 N. 18th Street, 23rd Floor Philadelphia, Pa 19103 215.207.2100

Common and Preferred Stock Information:

	For the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Common:
Share Price, period end	$3.20	$3.36	$3.38	$3.13	$3.14
Share Price, high	$3.91	$3.45	$3.40	$3.39	$3.23
Share Price, low	$2.80	$2.41	$2.88	$2.73	$1.85
Dividends declared	$0.09	$0.09	$0.09	$0.09	$0.09
Dividend yield, period end	11.3%	10.7%	10.7%	11.5%	11.5%
Common shares outstanding	92,691,743	92,295,478	92,174,644	92,185,242	91,870,571
Weighted Average common shares, basic	91,300,812	91,203,955	91,201,784	91,190,583	91,018,160
Weighted Average common shares, diluted	91,300,812	91,971,817	91,201,784	91,190,583	91,018,160

Preferred:
Series A
Shares outstanding	5,344,353	5,344,353	5,344,353	5,306,084	5,306,084
Share price, period end	$21.47	$20.28	$20.34	$19.55	$17.50
Par, per share	$25.00	$25.00	$25.00	$25.00	$25.00
Par	$133,608,825	$133,608,825	$133,608,825	$132,652,100	$132,652,100
Dividend	$0.484375	$0.484375	$0.484375	$0.484375	$0.484375
Yield	9.0%	9.6%	9.5%	9.9%	11.1%
Series B
Shares outstanding	2,340,969	2,340,969	2,340,969	2,340,969	2,340,969
Share price, period end	$22.85	$21.26	$21.76	$19.97	$17.94
Par, per share	$25.00	$25.00	$25.00	$25.00	$25.00
Par	$58,524,225	$58,524,225	$58,524,225	$58,524,225	$58,524,225
Dividend	$0.523438	$0.5234375	$0.5234375	$0.5234375	$0.5234375
Yield	9.2%	9.8%	9.6%	10.5%	11.7%
Series C
Shares outstanding	1,640,425	1,640,425	1,640,425	1,640,425	1,640,425
Share price, period end	$24.00	$22.56	$22.93	$21.27	$18.20
Par, per share	$25.00	$25.00	$25.00	$25.00	$25.00
Par	$41,010,625	$41,010,625	$41,010,625	$41,010,625	$41,010,625
Dividend	$0.554688	$0.5546875	$0.5546875	$0.5546875	$0.5546875
Yield	9.2%	9.8%	9.7%	10.4%	12.2%
Series D (not publicly traded)
Shares outstanding	3,536,000	3,536,000	4,000,000	4,000,000	4,000,000
Par, per share	$25.00	$25.00	$25.00	$25.00	$25.00
Par	$88,400,000	$88,400,000	$100,000,000	$100,000,000	$100,000,000
Coupon	8.50%	8.50%	8.50%	8.50%	8.50%

Forward-Looking Statements

This supplement may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “2017 expectations,” “guidance,” “may,” “plan”, “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “opportunities” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements.

RAIT’s forward-looking statements include, but are not limited to, statements regarding RAIT’s plans and initiatives and 2017 expectations to (i) simplify its business model, (ii) focus on its core commercial real estate lending business, (iii) increase loan origination levels, when compared to 2016, as capital from non-lending related asset sales is re-deployed, (iv) deleverage by using cash generated by asset sales to repay debt, (v) opportunistically divest and maximize the value of RAIT’s legacy REO portfolio and existing property management operations and, ultimately, minimize REO holdings, (vi) significantly reduce its total expense base, (vii) continue to sell non-lending assets, (viii) achieve significant annual expense savings in connection with the internalization of IRT, (ix) sell in whole or substantial part its Urban Retail property management business and achieve costs savings in connection with such sale,  (x) enhance its long-term prospects and create value for its shareholders and (xi) whether and when RAIT will be able to recognize a gain, which will offset the non-cash loss on deconsolidation of properties reported for the quarter ended March 31, 2017. Such forward-looking statements are based upon RAIT’s historical performance and its current plans, estimates, predictions and expectations and are not a representation that such plans, estimates, predictions or expectations will be achieved. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements.

Risks, uncertainties and contingencies that may affect the results expressed or implied by RAIT’s forward-looking statements  include, but are not limited to: (i) whether RAIT will be able to continue to implement its strategy to transition RAIT to a more lender focused, simpler, and more cost-efficient business model, to deleverage and to generate enhanced returns for its shareholders; (ii) whether RAIT will be able to continue to opportunistically divest  RAIT’s legacy REO portfolio and existing property management operations and the majority of RAIT’s non-lending assets; (iii) whether anticipated cost savings from the internalization of IRT will be achieved; (iv) whether the divestiture of RAIT’s commercial real estate portfolio and other non-lending assets will lead to lower asset management costs and lower expenses; (v) whether RAIT will be able to reduce compensation and G&A expenses and indebtedness; (vi) whether RAIT’s changes to its Board composition and  leadership and to its executive management team will lead to enhanced value for shareholders; (vii) whether RAIT will be able to create sustainable earnings and grow book value; (viii) whether RAIT will be able to redeploy capital from non-lending related asset sales; (ix) whether RAIT will be able to increase loan origination levels; (x) whether the disposition of non-core assets, reductions in debt levels and expected loan repayments will impact RAIT’s earning and CAD; (xi) whether RAIT will continue to pay dividends and the amount of such dividends; (xii) whether RAIT will be able to organically increase reliance on match-funded asset-level debt; (xiii) overall conditions in commercial real estate and the economy generally; (xiv) whether market conditions will enable us to continue to implement our capital recycling and debt reduction plan involving selling properties and repurchasing or paying down our debt; (xv) whether we will be able to originate sufficient bridge loans; (xvi) changes in the expected yield of our investments; (xvii) changes in financial markets and interest rates, or to the business or financial condition of RAIT or its business; (xviii) whether RAIT will generate any CMBS gain on sale profits; (xix) whether our management changes will be successfully implemented; (xx) whether RAIT will be able to aggregate sufficient loans or whether market conditions will permit RAIT to complete future securitizations of floating rate loans; (xxi) whether and when RAIT will be able to recognize a gain, which will offset the non-cash loss on deconsolidation of properties reported for the quarter ended March 31, 2017; (xxii) whether RAIT will have any legal obligations on the non-recourse debt on its industrial real estate portfolio; (xxiii) RAIT may not be able to recognize a gain, which will offset the non-cash loss on deconsolidation of properties reported for the quarter ended March 31, 2017, until all the properties in the industrial portfolio are sold and the timing of such sales is controlled by the lender referenced above and RAIT may recognize additional similar non-cash losses on future sales of less than all of the remaining properties until all of such properties are sold; (xxiv) the availability of financing and capital, including through the capital and securitization markets; (xxv) risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners; and (xxvi) other factors described in RAIT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other filings with the SEC. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Announces First Quarter 2017 Financial Results and Declares First Quarter 2017 Dividend on RAIT’s Common Shares

First quarter senior loan originations increased to $120 million

Compensation and G&A expense declined 35.4% from the quarter ended December 31, 2016

Declared a first quarter 2017 dividend of $0.09 per common share

PHILADELPHIA, PA — May 3, 2017 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced first quarter 2017 financial results. All per share results are reported on a diluted basis.  In addition, on May 2, 2017, RAIT’s Board of Trustees declared a first quarter 2017 dividend of $0.09 per common share payable on June 15, 2017 to common shareholders of record on May 26, 2017.

During the first quarter, RAIT continued making significant progress executing on its comprehensive strategy to enhance shareholder value by transforming into a more focused, cost-efficient and lower leverage business concentrated on its core commercial real estate lending activities.  RAIT began executing this strategy in early 2016 and will continue this pursuit throughout 2017 as RAIT transforms into a pure-play commercial real estate lender.

Q1 2017 Key Business Highlights

-	Commercial Real Estate (“CRE”) Loan Originations

o	RAIT’s senior loan originations increased to $120.0 million during the quarter ended March 31, 2017 from $40.5 million in loans originated during the quarter ended March 31, 2016.

-	Reductions in Property Portfolio

o	RAIT sold six properties which generated gross proceeds of $95.0 million and $8.9 million in GAAP gains during the quarter ended March 31, 2017.
o	RAIT was divested of five properties with a carrying amount of $43.4 million.
o

Since the beginning of 2016, consistent with RAIT’s strategy of divesting non-lending assets, RAIT has reduced its property portfolio and related indebtedness, in the aggregate, by $476.3 million and $409.5 million respectively.

-	Reductions in Compensation & General and Administrative (“G&A”)Expense

o	RAIT’s compensation and G&A expense declined 35.4% to $6.2 million for the quarter ended March 31, 2017 from $9.6 million compared to the previous quarter ended December 31, 2016.
o	RAIT is currently on track to meet its 2017 targeted annual compensation and G&A expense goal to not exceed $25.0 million.

-	Debt Reductions

o	RAIT’s total indebtedness, based on principal amount, declined by $133.6 million during the quarter ended March 31, 2017, and $798.2 million, since January 1, 2016.
o

Total recourse debt, excluding RAIT’s secured warehouse facilities, declined by $32.0 million, or 8.9%, during the quarter ended March 31, 2017 and $88.7 million, or 21.3%, since the beginning of January 1, 2016.

o	Subsequent to March 31, 2017, RAIT repaid a $10.0 million recourse debt obligation.
o	RAIT has no 2017 recourse debt maturities remaining, excluding RAIT’s secured warehouse facilities.

“We have continued to make progress executing on our strategy of refocusing the business on our core commercial real estate lending activities,” said Scott Davidson, RAIT’s Chief Executive Officer.  “We increased loan originations during the quarter while continuing to dispose of non-lending assets, reduced both recourse and non-recourse indebtedness and lowered our expenses.  We are committed to our transformation strategy and our Board and management team are confident that we are on the right path to position RAIT to grow long-term shareholder value.”

Financial Results for the Quarter

-

GAAP loss per share of $(0.33) for the quarter ended March 31, 2017 compared to loss per share of $(0.20) for the quarter ended March 31, 2016.  The GAAP loss per share for the quarter ended March 31, 2017 includes a $(0.17) per share, non-cash loss on deconsolidation of five properties which is expected to reverse in future periods as described below.

-	Cash Available for Distribution (“CAD”) per share of $0.06 for the quarter ended March 31, 2017, compared to $0.14 per share for the quarter ended March 31, 2016.

Additional Items

-

Primarily due to property sales, and the sale of our investment in Independence Realty Trust, Inc. and our multifamily property management business in the fourth quarter of 2016 as part of the implementation of our strategic transition:

o	Assets Under Management (“AUM”) – AUM declined 42.4% to $3.4 billion as of the quarter ended March 31, 2017, compared to $5.9 billion as of the quarter ended March 31, 2016.

o	Total assets declined 48.8% to $2.2 billion as of the quarter ended March 31, 2017, compared to $4.3 billion as of the quarter ended March 31, 2016.

-	RAIT ended the first quarter with $96.4 million of unrestricted cash.

Q1 2017 Board and Management Changes

-

On February 15, 2017, RAIT announced that Thomas D. Wren, a former banking executive and federal banking regulator, had joined the Board as a new independent trustee with substantial financial, regulatory, capital markets and mortgage REIT expertise, the third new Trustee to join RAIT’s nine-person Board since November 2015.

-

On March 31, 2017, RAIT announced that Paul W. Kopsky, Jr., an accomplished executive with extensive financial and operational leadership expertise across a diverse range of industries, became RAIT’s new Chief Financial Officer and Treasurer.

Commercial Real Estate (“CRE”) Lending Business

-

RAIT originated $120.0 million of loans during the quarter ended March 31, 2017 consisting of five senior floating-rate bridge loans and is in the process of aggregating loans for RAIT’s seventh floating-rate loan securitization.

-	CRE loan repayments were $90.2 million for the quarter ended March 31, 2017.

CRE Property Portfolio & Property Sales

-

As of March 31, 2017, RAIT’s real estate portfolio declined $160.4 million since December 31, 2016 to $694.2 million, comprised of $294.8 million of office properties, $63.1 million of multi-family properties, $152.8 million of retail properties, $48.4 million of industrial properties, $82.9 million of properties in re-development and $52.2 million of land.

-

During the quarter ended March 31, 2017, RAIT sold six properties for $95.0 million which generated an $8.9 million GAAP gain associated with these sales.  The proceeds from the sales were primarily used to reduce related indebtedness.

-

During the quarter ended March 31, 2017, RAIT converted one loan secured by a retail property into ownership of the property and classified the property into redevelopment. The property had an aggregate carrying value of $1.6 million.

CRE Asset Impairment, Loan Reserves and Loss on Deconsolidation of Properties

-	RAIT reported a $7.4 million asset impairment for the quarter ended March 31, 2017 related to four properties which are in varying stages of the selling process.

-	RAIT recorded a provision for loan loss of $1.5 million for the quarter ended March 31, 2017 on two legacy loans originated before 2008.

-

During the three months ended March 31, 2017, we recognized a non-cash loss on deconsolidation totaling $15.9 million due to being divested of five properties relating to an industrial real estate portfolio that we owned.  At December 31, 2016, this portfolio contained ten properties with a carrying value of $82.5 million and $81.9 million of related, cross-collateralized non-recourse debt. In future periods as the lender of this debt divests the remaining assets in this portfolio, we expect to recognize a gain which will offset this loss. We do not believe we will have any further legal obligations under the non-recourse debt secured by this entire portfolio once these divestitures are completed.  We became the owner of the portfolio in 2015 as a result of exercising our remedies under an $11.0 million subordinated mezzanine loan acquired in 2006.  In 2016, we determined that this portfolio was not consistent with our new strategic direction and took a $10.0 million asset impairment charge against this portfolio.  During the quarter ended March 31, 2017, five of the properties from this industrial portfolio were divested through auction processes organized by the senior lender. These five properties had a carrying value of $43.4 million.  Upon divestment of these properties, we derecognized these net assets and extinguished related debt of $27.5 million based on the proceeds received by the senior lender at the auctions.  The difference between these amounts resulted in the non-cash loss described above.  The remaining five industrial properties have a carrying value of $38.8 million and $54.5 million of related non-recourse debt at March 31, 2017.

  Dividends

-	On May 2, 2017, the Board declared a first quarter 2017 cash dividend of $0.09 per common share. The dividend is payable on June 15, 2017 to holders of record on May 26, 2017.

-

On February 15, 2017, the Board declared a first quarter 2017 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends were paid on March 31, 2017 to holders of record on March 1, 2017.

Selected Financial Information

See Schedule I to this Release for selected financial information for RAIT.

Non-GAAP Financial Measures and Definitions

RAIT discloses the following non-GAAP financial measures in this release: funds from operations (“FFO”), CAD and net operating income (“NOI”).  A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its FFO and CAD is included as Schedule IV to this release. A reconciliation of RAIT’s same store NOI to its reported same store net income (loss) is included as Schedule VI to this release. See Schedule VI to this release for management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Supplemental Information

RAIT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures and other useful information for investors.  The supplemental information also contains deconsolidating financial information. The supplemental information is available via the Company's website, www.rait.com, through the "Investor Relations" section.

Conference Call

All interested parties can listen to the live conference call webcast at 9:30 AM ET on Wednesday, May 3, 2017 from the home page of the RAIT Financial Trust website at www.rait.com or by dialing 1.844.775.2541, access code 6293691.  For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Wednesday, May 10, 2017, by dialing 855.859.2056, access code 6293691.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust focused on providing debt financing options to owners of commercial real estate throughout the United States.  For more information, please visit www.rait.com or call Investor Relations at 215.207.2100.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “2017 expectations,” “guidance,” “may,” “plan”, “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “opportunities” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements.

RAIT’s forward-looking statements include, but are not limited to, statements regarding RAIT’s plans and initiatives and 2017 expectations to (i) simplify its business model, (ii) focus on its core commercial real estate lending business, (iii) increase loan origination levels, when compared to 2016, as capital from non-lending related asset sales is re-deployed, (iv) deleverage by using cash generated by asset sales to repay debt, (v) opportunistically divest and maximize the value of RAIT’s legacy REO portfolio and existing property management operations and, ultimately, minimize REO holdings, (vi) significantly reduce its total expense base, (vii) continue to sell non-lending assets, (viii) achieve significant annual expense savings in connection with the internalization of IRT, (ix) sell in whole or substantial part its Urban Retail property management business and achieve costs savings in connection with such sale,  (x) enhance its long-term prospects and create value for its shareholders and (xi) whether and when RAIT will be able to recognize a gain, which will offset the non-cash loss on deconsolidation of properties reported for the quarter ended March 31, 2017. Such forward-looking statements are based upon RAIT’s historical performance and its current plans, estimates, predictions and expectations and are not a representation that such plans, estimates, predictions or expectations will be achieved. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements.

Risks, uncertainties and contingencies that may affect the results expressed or implied by RAIT’s forward-looking statements  include, but are not limited to: (i) whether RAIT will be able to continue to implement its strategy to transition RAIT to a more lender focused, simpler, and more cost-efficient business model, to deleverage and to generate enhanced returns for its shareholders; (ii) whether RAIT will be able to continue to opportunistically divest  RAIT’s legacy REO portfolio and existing property management operations and the majority of RAIT’s non-lending assets; (iii) whether anticipated cost savings from the internalization of IRT will be achieved; (iv) whether the divestiture of RAIT’s commercial real estate portfolio and other non-lending assets will lead to lower asset management costs and lower expenses; (v) whether RAIT will be able to reduce compensation and G&A expenses and indebtedness; (vi) whether RAIT’s changes to its Board composition and  leadership and to its executive management team will lead to enhanced value for shareholders; (vii) whether RAIT will be able to create sustainable earnings and grow book value; (viii) whether RAIT will be able to redeploy capital from non-lending related asset sales; (ix) whether RAIT will be able to increase loan origination levels; (x) whether the disposition of non-core assets, reductions in debt levels and expected loan repayments will impact RAIT’s earning and CAD; (xi) whether RAIT will continue to pay dividends and the amount of such dividends; (xii) whether RAIT will be able to organically increase reliance on match-funded asset-level debt; (xiii) overall conditions in commercial real estate and the economy generally; (xiv) whether market conditions will enable us to continue to implement our capital recycling and debt reduction plan involving selling properties and repurchasing or paying down our debt; (xv) whether we will be able to originate sufficient bridge loans; (xvi) changes in the expected yield of our investments; (xvii) changes in financial markets and interest rates, or to the business or financial condition of RAIT or its business; (xviii) whether RAIT will generate any CMBS gain on sale profits; (xix) whether our management changes will be successfully implemented; (xx) whether RAIT will be able to aggregate sufficient loans or whether market conditions will permit RAIT to complete future securitizations of floating rate loans; (xxi) whether and when RAIT will be able to recognize a gain, which will offset the non-cash loss on deconsolidation of properties reported for the quarter ended March 31, 2017; (xxii) whether RAIT will have any legal obligations on the non-recourse debt on its industrial real estate portfolio; (xxiii) RAIT may not be able to recognize a gain, which will offset the non-cash loss on deconsolidation of properties reported for the quarter ended March 31, 2017, until all the properties in the industrial portfolio are sold and the timing of such sales is controlled by the lender referenced above and RAIT may recognize additional similar non-cash losses on future sales of less than all of the remaining properties until all of such properties are sold; (xxiv) the availability of financing and capital, including through the capital and securitization markets; (xxv) risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners; and (xxvi) other factors described in RAIT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other filings with the SEC. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav

215-207-2100

aviroslav@rait.com

FINANCIAL HIGHLIGHTS

($'s in 000's)	For the Three Months Ended
	March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016			March 31, 2016
OPERATING DATA:
Lending:
Investments in loans	$1,315,539		$1,292,639		$1,373,615		$1,495,343			$1,612,632
Gross loan production	$120,040		$67,540		$25,550		$23,185			$40,475
CMBS income	$-		$20		$305		$(260)			$171
CMBS loans sold	$-		$-		$13,800		$21,377			$-
Average CMBS Gain on Sale (points)	-		-		2.2		(1.2)		(a)	-

Real estate portfolio:
Gross real estate investments	$694,230		$854,646		$965,362		$1,095,024			$1,130,295
Property income	$20,065		$23,501		$29,614		$29,666			$30,055
Operating expenses	$10,634		$13,084		$14,635		$14,327			$14,848
Net operating income	$9,431		$10,417		$14,979		$15,339			$15,207
NOI margin	47.0%		44.3%		50.6%		51.7%			50.6%

EARNINGS & DIVIDENDS:
Earnings (loss) per share from continuing operations - diluted	$(0.33)		$(0.37)		$(0.02)		$(0.15)			$(0.22)
Earnings (loss) per share from discontinued operations - diluted	$-		$0.54		$0.02		$0.07			$0.02
Earnings (loss) per share -- diluted	$(0.33)		$0.17		$-		$(0.08)			$(0.20)
FFO per share	$(0.30)		$0.05		$0.12		$(0.04)			$(0.03)
CAD per share	$0.06		$0.07		$0.12		$0.12			$0.14
Dividends per share	$0.09		$0.09		$0.09		$0.09			$0.09
CAD payout ratio	150.0%		128.6%		75.0%		75.0%			64.3%

CAPITALIZATION AND COVERAGE RATIOS:
Recourse/Non-Recourse Debt:
Recourse	$439,733		$365,921		$509,938		$479,608			$509,466
Non-Recourse	1,142,815		1,361,246		1,441,510		1,620,777			1,830,841
Total Recourse/Non-Recourse debt	1,582,548		1,727,167		1,951,448		2,100,385			2,340,307
Preferred shares (par)	321,544		321,544		333,144		332,187			332,187
Common shares (market capitalization)	296,669		310,113		311,550		288,540			288,474
Noncontrolling interests, at carrying value (b)	5,506		5,386		5,386		1,792			2,782
Total capitalization	$2,206,267		$2,364,210		$2,601,528		$2,722,904			$2,963,750

Total Liabilities/Total Gross Assets	76.3%		76.2%		74.9%		75.7%			77.3%
Total Liabilities + Preferred/Total Gross Assets	90.0%		88.8%		83.0%		83.4%			84.6%

Interest Coverage	1.34	x	1.40	x	1.85	x	1.87	x		1.89	x
Interest + Preferred Coverage	0.94	x	1.00	x	1.46	x	1.50	x		1.53	x

OTHER KEY BENCHMARKS:
Total Assets Under Management (AUM)	$3,390,885		$3,575,224		$5,128,101		$5,491,448			$5,854,824
Total Gross Assets	$2,347,452		$2,556,302		$4,118,215		$4,275,086			$4,551,613
(a)

During the second quarter of 2016, we sold $21.4 million of CMBS loans at a loss on sale.  Including the net interest margin we earned on these loans since their origination, we had a net gain of $49, or 0.2 points.

(b)	Excludes noncontrolling interests associated with discontinued operations.

BALANCE SHEETS

CONSOLIDATED, by quarter

($'s in 000's)	As of
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Assets
Investments in loans:
Investment in loans	$1,315,539	$1,292,639	$1,373,615	$1,495,343	$1,612,632
Allowance for loan losses	(13,531)	(12,354)	(18,655)	(18,237)	(18,165)
Investments in loans, net	1,302,008	1,280,285	1,354,960	1,477,106	1,594,467
Investments in real estate:
Investments in real estate at cost	694,230	854,646	965,362	1,095,024	1,130,295
Accumulated depreciation	(114,179)	(138,214)	(156,613)	(164,037)	(164,999)
Investments in real estate, net	580,051	716,432	808,749	930,987	965,296
Investments in securities, at fair value	-	-	-	-	-
Cash and cash equivalents	96,432	110,531	36,019	38,726	72,425
Restricted cash	141,610	190,179	229,957	152,650	193,151
Accrued interest receivable	36,176	36,271	41,603	42,139	49,987
Other assets	49,080	53,878	81,546	64,385	70,580
Intangible assets, net	17,258	19,267	23,165	25,668	26,679
Assets of discontinued operations	-	-	1,306,532	1,308,403	1,345,185
Total assets	$2,222,615	$2,406,843	$3,882,531	$4,040,064	$4,317,770

Liabilities and Equity
Indebtedness, net	$1,623,133	$1,751,082	$1,975,863	$2,124,906	$2,364,902
Accrued interest payable	9,591	8,347	10,464	10,401	11,985
Accounts payable and accrued expenses	14,033	20,016	20,082	16,328	15,785
Derivative liabilities	-	-	1,748	2,809	4,181
Borrowers' escrows, dividends payable and other liabilities	145,377	168,047	168,692	176,789	197,967
Liabilities of discontinued operations	-	-	906,225	903,907	923,352
Total liabilities	1,792,134	1,947,492	3,083,074	3,235,140	3,518,172

Series D preferred stock	83,505	81,581	90,728	88,861	87,085

Equity:
Shareholders' Equity:
7.75% Series A Preferred shares	53	53	53	53	53
8.375% Series B Preferred shares	23	23	23	23	23
8.875% Series C Preferred shares	17	17	17	17	17
Common shares, $0.03 par value per share	2,781	2,769	2,766	2,766	2,756
Additional paid in capital	2,092,695	2,093,257	2,090,210	2,088,781	2,087,913
Accumulated other comprehensive income (loss)	-	-	(112)	(972)	(2,434)
Retained earnings (deficit)	(1,754,099)	(1,723,735)	(1,731,141)	(1,722,936)	(1,707,143)
Total shareholders' equity	341,470	372,384	361,816	367,732	381,185
Noncontrolling interests - continuing operations	5,506	5,386	5,386	1,792	2,782
Noncontrolling interests - discontinued operations	-	-	341,527	346,539	328,546
Total noncontrolling interests	5,506	5,386	346,913	348,331	331,328
Total equity	346,976	377,770	708,729	716,063	712,513
Total liabilities and equity	$2,222,615	$2,406,843	$3,882,531	$4,040,064	$4,317,770

STATEMENTS OF OPERATIONS, FFO & CAD

CONSOLIDATED – THREE MONTHS ENDED MARCH 31, 2017

	Three Months Ended March 31,
	2017	2016
Revenue:
Net interest margin
Investment interest income	$17,650	$25,802
Investment interest expense	(9,773)	(9,320)
Net interest margin	7,877	16,482
Property income	20,065	30,055
Fee and other income	1,661	2,114
Total revenue	29,603	48,651

Expenses:
Interest expense	10,143	15,870
Real estate operating expenses	10,634	14,848
Property management expenses	2,213	2,167
General and administrative expenses:
Compensation expenses	3,487	3,625
Other general and administrative expenses	2,705	3,215
Total general and administrative expenses	6,192	6,840
Acquisition and integration expenses	172	109
Provision for loan losses	1,535	1,325
Depreciation and amortization expense	9,754	12,673
IRT internalization and management transition expenses	736	—
Shareholder activism expenses	694	—
Total expenses	42,073	53,832
Operating Income	(12,470)	(5,181)
Other income (expense)	14	61
Gains (loss) on assets	12,006	(195)
Asset impairment	(7,424)	(3,922)
Gain (loss) on deconsolidation of properties	(15,947)	—
Gain (loss) on debt extinguishment	3,186	344
Change in fair value of financial instruments	(1,153)	(4,088)
Income (loss) before taxes	(21,788)	(12,981)
Income tax benefit (provision)	249	993
Income from continuing operations	(21,539)	(11,988)
Discontinued operations:
Income (loss) from discontinued operations	-	1,485
Net income (loss)	(21,539)	(10,503)
Income allocated to preferred shares	(8,526)	(8,520)
(Income) loss allocated to noncontrolling interests	(20)	1,179
Net income (loss) available to common shares	$(30,085)	$(17,844)

Amount attributable to common shares:
Net income (loss) available to common shares from continuing operations	$(30,085)	$(19,363)
Net income (loss) available to common shares from discontinued operations	-	1,519
Net income (loss) available to common shares	$(30,085)	$(17,844)

EPS - BASIC:
Earnings (loss) per share from continuing operations	$(0.33)	$(0.22)
Earnings (loss) per share from discontinued operations	-	0.02
Earnings per share - BASIC	$(0.33)	$(0.20)

EPS - DILUTED:
Earnings (loss) per share from continuing operations	$(0.33)	$(0.22)
Earnings (loss) per share from discontinued operations	-	0.02
Earnings per share - DILUTED	$(0.33)	$(0.20)
Weighted-average shares outstanding - Basic	91,300,812	91,018,160
Weighted-average shares outstanding - Diluted	91,300,812	91,018,160

FUNDS FROM OPERATIONS (FFO):
Net Income (loss) available to common shares	$(30,085)	$(17,844)
Add-Back (Deduct):
Depreciation	6,884	10,171
(Gains) Losses on the sale of real estate	(12,006)	195
Asset impairment	7,424	3,922
Adjustments related to discontinued operations	—	825
FFO	$(27,783)	$(2,731)
FFO per share--basic	$(0.30)	$(0.03)
Weighted-average shares outstanding	91,300,812	91,018,160

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Net Income (loss) available to common shares	$(30,085)	$(17,844)
Add-Back (Deduct):
Depreciation and amortization expense	9,754	12,673
Change in fair value of financial instruments	1,153	4,088
(Gains) losses on assets	(12,006)	195
Gains (losses) on deconsolidation of properties	15,947	—
(Gains) losses on debt extinguishment	(3,186)	(344)
Deferred income tax (benefit) provision	—	(1,108)
Straight-line rental adjustments	119	(418)
Equity based compensation	344	1,068
Acquisition and integration expenses	172	109
Origination fees and other deferred items	11,688	6,931
Provision for loan losses	1,535	1,325
IRT internalization and management transition expenses	736	-
Asset impairment	7,424	3,922
Shareholder activism expenses	694	—
Net expenses associated with deconsolidated properties	873	—
Discontinued operations and noncontrolling interest effect of certain adjustments	—	2,282
CAD	$5,162	$12,879
CAD per share	$0.06	$0.14
Weighted-average shares outstanding	91,300,812	91,018,160

STATEMENT OF OPERATIONS, FFO & CAD

CONSOLIDATED – by quarter

($'s in 000's, except per share amounts)	For the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Revenue:
Net interest margin
Investment interest income	$17,650	$19,693	$20,189	$23,519	$25,802
Investment interest expense	(9,773)	(8,849)	(8,512)	(9,125)	(9,320)
Net interest margin	7,877	10,844	11,677	14,394	16,482
Property income	20,065	23,501	29,614	29,666	30,055
Fee and other income	1,661	1,400	1,946	1,914	2,114
Total revenue	29,603	35,745	43,237	45,974	48,651
Expenses:
Interest expense	10,143	11,914	13,298	13,967	15,870
Real estate operating expenses	10,634	13,084	14,635	14,327	14,848
Property management expenses	2,213	2,240	2,226	2,846	2,167
General and administrative expenses:
Compensation expenses	3,487	6,275	4,675	3,862	3,625
General and administrative expenses	2,705	3,300	3,052	3,706	3,215
Total general and administrative expenses	6,192	9,575	7,727	7,568	6,840
Acquisition and integration expenses	172	248	197	70	109
Provision for loan losses	1,535	3,848	1,533	1,344	1,325
Depreciation and amortization expense	9,754	12,031	11,466	15,134	12,673
IRT internalization and management transition expenses	736	6,271	—	—	—
Shareholder activism expense	694	—	—	—	—
Total expenses	42,073	59,211	51,082	55,256	53,832
Operating Income	(12,470)	(23,466)	(7,845)	(9,282)	(5,181)
Other income (expense)	14	(457)	(70)	39	61
Gains (loss) on assets	12,006	29,461	18,194	5,812	(195)
Asset impairment	(7,424)	(11,127)	(18,872)	(3,864)	(3,922)
Gain (loss) on deconsolidation of properties	(15,947)	—	—	—	—
Gain (loss) on debt extinguishment	3,186	333	(6)	660	344
Change in fair value of financial instruments	(1,153)	1,109	(1,375)	(1,592)	(4,088)
Income (loss) before taxes	(21,788)	(4,147)	(9,974)	(8,227)	(12,981)
Income tax benefit (provision)	249	(20,601)	15,302	1,756	993
Income (loss) from continuing operations	(21,539)	(24,748)	5,328	(6,471)	(11,988)
Discontinued operations:
Income (loss) from discontinued operations	—	1,671	4,112	32,876	1,485
Gain (loss) on disposal of discontinued operations	—	47,808	—	—	—
Net income (loss)	(21,539)	24,731	9,440	26,405	(10,503)
Income allocated to preferred shares	(8,526)	(9,310)	(8,715)	(8,615)	(8,520)
(Income) loss allocated to noncontrolling interests	(20)	187	(729)	(25,370)	1,179
Net income (loss) available to common shares	$(30,085)	$15,608	$(4)	$(7,580)	$(17,844)

Amount attributable to common shares:
Net income (loss) available to common shares from continuing operations	$(30,052)	$(34,078)	$(2,048)	$(14,115)	$(19,363)
Net income (loss) available to common shares from discontinued operations	—	49,686	2,044	6,535	1,519
Net income (loss) available to common shares	$(30,052)	$15,608	$(4)	$(7,580)	$(17,844)

EPS - Basic:
Earnings (loss) per share from continuing operations	$(0.33)	$(0.37)	$(0.02)	$(0.15)	$(0.22)
Earnings (loss) per share from discontinued operations	—	0.54	0.02	0.07	0.02
Earnings Per Share - Basic	$(0.33)	$0.17	$—	$(0.08)	$(0.20)

EPS - Diluted:
Earnings (loss) per share from continuing operations	$(0.33)	$(0.37)	$(0.02)	$(0.15)	$(0.22)
Earnings (loss) per share from discontinued operations	—	0.54	0.02	0.07	0.02
Earnings Per Share - Diluted	$(0.33)	$0.17	$—	$(0.08)	$(0.20)

Weighted-average shares outstanding - Basic	91,300,812	91,203,955	91,201,784	91,190,583	91,018,160
Weighted-average shares outstanding - Diluted	91,300,812	91,971,817	91,201,784	91,190,583	91,018,160

Funds From Operations (FFO):
Net Income (loss) available to common shares	(30,085)	15,608	$(4)	$(7,580)	$(17,844)
Add-Back (Deduct):
Depreciation	6,884	7,031	8,884	9,484	10,171
(Gains) Losses on the sale of real estate	(12,006)	(29,461)	(18,194)	(5,812)	195
Asset impairment	7,424	11,127	18,872	3,864	3,922
Adjustments related to discontinued operations	—	65	1,195	(3,832)	825
FFO	$(27,783)	$4,370	$10,753	$(3,876)	$(2,731)
FFO per share	$(0.30)	$0.05	$0.12	$(0.04)	$(0.03)
Weighted average shares	91,300,812	91,203,955	91,201,784	91,190,583	91,018,160

Cash Available for Distribution (CAD):
Net Income (loss) available to common shares	$(30,085)	$15,608	$(4)	$(7,580)	$(17,844)
Add-Back (Deduct):
Depreciation and amortization expense	9,754	12,031	11,466	15,134	12,673
Change in fair value of financial instruments	1,153	(1,109)	1,375	1,592	4,088
(Gains) losses on assets	(12,006)	(29,461)	(18,194)	(5,812)	195
Gain (loss) on deconsolidation of properties	15,947	—	—	—	—
(Gain) loss on debt extinguishment	(3,186)	(333)	6	(660)	(344)
Deferred income tax (benefit) provision	—	20,303	(15,249)	(1,733)	(1,108)
Straight-line rental adjustments	119	(187)	(622)	(142)	(418)
Equity based compensation	344	555	819	954	1,068
Acquisition and integration expenses	172	248	197	70	109
Origination fees and other deferred items	11,688	12,686	8,535	5,911	6,931
Provision for loan losses	1,535	3,848	1,533	1,344	1,325
IRT internalization and management transition expenses	736	6,271	—	—	—
Shareholder activism expenses	694	—	—	—	—
Asset impairment	7,424	11,127	18,872	3,864	3,922
Net expenses associated with deconsolidated properties	873	—	—	—	—
Discontinued operations and noncontrolling interest effect of certain adjustments	—	(45,034)	1,885	(2,405)	2,282
CAD	$5,162	$6,553	$10,619	$10,537	$12,879
CAD per share	$0.06	$0.07	$0.12	$0.12	$0.14
Weighted average shares	91,300,812	91,203,955	91,201,784	91,190,583	91,018,160

FEE AND OTHER INCOME

TRAILING 5 QUARTERS

($'s in 000's)	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016

CMBS income (a)	$16	$20	$305	$(260)	$171
Property management & leasing fees	1,514	1,162	1,490	2,014	1,567
Property reimbursement income	8	79	22	23	22
Other income	123	139	129	137	354
Fee and other income, as reported	1,661	1,400	1,946	1,914	2,114
Fee and other income, discontinued operations	-	3,424	661	861	738

Add: Items eliminated in consolidation:
IRT Property management fees (b)	-	66	1,219	1,229	1,262
IRT advisory fees (b)	-	93	1,933	1,862	1,696
Total fee and other income	$1,661	$4,983	$5,759	$5,866	$5,810

(a)

During the second quarter of 2016, we sold $21.4 million of CMBS loans at a loss on sale.  Including the net interest margin we earned on these loans since their origination, we had a net gain of $49, or 0.2 points.

(b)

Represent fees paid by IRT to RAIT affiliates for services rendered through the date IRT was consolidated by RAIT.  IRT was deconsolidated on October 5, 2016.  Fees earned from IRT from October 5, 2016 through December 31, 2016 are included in fee and other income, discontinued operations.  Excludes property management fees from RAIT owned properties.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND COVERAGE RATIOS

($'s in 000's)	Three Months Ended
	March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016		March 31, 2016
ADJUSTED EBITDA:
Net income (loss)	$(21,539)		$24,731		$9,440		$26,405		$(10,503)
Add (deduct):
Investment interest expense	9,773		8,849		8,512		9,125		10,744
Interest expense	10,143		11,914		13,298		13,967		14,446
Acquisition and integration expenses	172		248		197		70		109
Depreciation and amortization	9,754		12,031		11,466		15,134		12,673
Provision for loan losses	1,535		3,848		1,533		1,344		1,325
IRT internalization and management transition expenses	736		6,271		-		-		-
Shareholder activism expenses	694		-		-		-		-
Gains (losses) on assets	(12,006)		(29,461)		(18,194)		(5,812)		195
Gain (loss) on deconsolidation of properties	15,947		-		-		-		-
Asset impairment	7,424		11,127		18,872		3,864		3,922
(Gain) loss on debt extinguishment	(3,186)		(333)		6		(660)		(344)
Change in fair value of financial instruments	1,153		(1,109)		1,375		1,592		4,088
Income tax (benefit) provision	(249)		20,601		(15,302)		(1,756)		(993)
Net expenses associated with deconsolidated properties	873		-		-		-		-
Additions (deductions) from discontinued operations	-		(44,794)		15,983		(12,650)		18,781
Adjusted EBITDA	$21,224		$23,923		$47,186		$50,623		$54,443

INTEREST COST:
Investment interest expense	$9,773		$8,849		$8,512		$9,125		$10,744
Interest expense	10,143		11,914		13,298		13,967		14,446
Interest expense - IRT	-		482		8,820		8,923		9,712
Total Interest Expense	19,916		21,245		30,630		32,015		34,902
Less: Amortization of deferred financing costs and debt discounts	(4,018)		(4,181)		(5,131)		(4,995)		(6,076)
Interest Cost	$15,898		$17,064		$25,499		$27,020		$28,826

PREFERRED COST:
Net income allocated to preferred shares	$8,526		$9,310		$8,715		$8,615		$8,520
Less: preferred share discount amortization	(1,923)		(2,453)		(1,867)		(1,776)		(1,690)
Preferred cost	$6,603		$6,857		$6,848		$6,839		$6,830

INTEREST COVERAGE:	1.34	x	1.40	x	1.85	x	1.87	x	1.89	x
INTEREST + PREFERRED COVERAGE:	0.94	x	1.00	x	1.46	x	1.50	x	1.53	x

LOAN PORTFOLIO DATA

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Loan Portfolio Data, as of March 31, 2017
($'s in 000's)
Loan Type	Unpaid Principal Balance	Weighted Average Coupon	Remaining Life, Years (weighted average)	# of Loans
Bridge loans	$1,169,558	5.9%	1.5	88
Conduit loans	20,088	4.8%	8.4	2
Mezzanine loans	88,070	9.9%	3.2	21
Preferred equity investments	40,329	8.7%	9.0	16
Total	1,318,045	6.3%	3.0	127
Unamortized discounts, fees and costs	(2,506)
Aggregate carrying amount	$1,315,539

Loan Portfolio Data Trends
($'s on 000's)
	For the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Bridge First Mortgage loans:
Origination volume	$120,040	$67,540	$25,550	$18,185	$31,675
# of loans originated	5	6	2	2	4
Loan payoffs	$85,523	$106,523	$99,601	$109,285	$44,062
Unpaid principal balance (period end)	$1,169,558	$1,142,052	$1,187,277	$1,273,846	$1,363,132
Weighted average coupon (period end)	5.9%	5.8%	5.7%	5.7%	5.6%

Conduit First Mortgage loans (for sale):
Origination volume	$-	$-	$-	$5,000	$8,800
# of loans originated	-	-	-	1	1
Loans sold to securitization	$-	$-	$13,800	$21,377	$-
CMBS income (a)	-	20	305	(260)	171
Securitization profit % (a)	-	0.0%	2.2%	-1.2%	-
Unpaid principal balance (period end)	$20,088	$20,181	$41,455	$41,455	$57,928
Weighted average coupon (period end)	4.8%	4.8%	4.8%	4.8%	4.9%

Mezzanine and Preferred Equity Investments:
Origination volume	$—	$—	$—	$—	$—
Loan payoffs	$4,242	$2,960	$33,635	$10,678	$10,991
Unpaid principal balance (period end)	128,399	132,641	146,883	181,520	193,652
Weighted average coupon (period end)	9.5%	9.4%	8.8%	8.9%	9.4%

Non-accrual loans (period end):
Bridge loans	$106,737	$113,509	$92,035	$17,235	$15,645
Mezzanine and preferred equity	9,029	7,529	17,433	18,467	20,044
Total non-accrual loans	$115,766	$121,038	$109,468	$35,702	$35,689

Credit status (period end):
Satisfactory	$1,156,410	$1,142,467	$1,247,647	$1,367,819	$1,482,723
Watchlist -- expecting full recovery	92,975	32,748	18,500	74,800	77,800
Watchlist -- with reserves	68,660	119,659	109,468	54,202	54,189
Total	$1,318,045	$1,294,874	$1,375,615	$1,496,821	$1,614,712

Loan loss reserves:
Beginning balance	$12,354	$18,655	$18,237	$18,165	$17,097
Provision	1,535	3,848	1,533	1,344	1,325
Charge-offs, net of recoveries	(358)	(10,149)	(1,115)	(1,272)	(257)
Ending balance	$13,531	$12,354	$18,655	$18,237	$18,165

Statistics as a % of Total Loans (period end):
Non-accrual loans	8.8%	9.3%	8.0%	2.4%	2.2%
Watchlist -- expecting full recovery	7.1%	2.5%	1.3%	5.0%	4.8%
Watchlist -- with reserves	5.0%	9.0%	8.0%	3.6%	3.4%
Loan loss reserves	1.0%	1.0%	1.4%	1.2%	1.1%
(a)

During the second quarter of 2016, we sold $21.4 million of CMBS loans at a loss on sale.  Including the net interest margin we earned on these loans since their origination, we had a net gain of $49, or 0.2 points.

REAL ESTATE PORTFOLIO DATA

Real Estate Portfolio Summary, as of March 31, 2017
($'s in 000's)
Property Type	Gross Cost	# of Properties	Units / Square Feet / Acres	Weighted Average Occupancy	Weighted Average Rental Rate
RAIT:
Multifamily	$63,158	3	692	92.5%	$925	per unit, per month
Office	294,842	17	1,967,328	78.3%	$20.10	per square foot, per year
Retail	152,770	6	1,493,073	76.3%	$15.88	per square foot, per year
Industrial	48,377	8	1,009,586	100.0%	$3.59	per square foot, per year
Redevelopment	82,921	3	1,300,177
Land	52,162	6	12.7
Total RAIT Owned	694,230	43
Accumulated depreciation	(114,179)
Carrying Amount	$580,051

Real Estate Same Store Property Trends	For the Three Months Ended
($'s in 000's)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
RAIT Multifamily Portfolio:
# of Properties	3	3	3	3	3
# of Units	692	692	692	692	692
Property income	$1,854	$1,875	$1,884	$1,874	$1,838
Operating expenses	854	791	809	755	739
Net operating income	1,000	1,084	1,075	1,119	1,099
NOI margin	53.9%	57.8%	57.1%	59.7%	59.8%
Occupancy	92.5%	92.3%	93.4%	94.7%	94.1%
Effective monthly rental rate, per unit	$925	$929	$921	$904	$890

RAIT Office Portfolio:
# of Properties	10	10	10	10	10
Square feet	1,967,328	1,967,328	1,967,328	1,967,328	1,967,328
Property income	$8,029	$7,617	$8,938	$7,739	$7,839
Operating expenses	3,412	3,453	3,451	3,646	3,618
Net operating income	4,617	4,164	5,487	4,093	4,221
NOI margin	57.5%	54.7%	61.4%	52.9%	53.8%
Occupancy	78.4%	78.8%	78.6%	77.8%	78.2%
Effective annual rental rate, per square foot	$20.05	$19.25	$20.12	$19.81	$19.88

RAIT Retail Portfolio:
# of Properties	5	5	5	5	5
Square feet	1,378,080	1,378,080	1,378,080	1,378,080	1,378,080
Property income	$3,760	$3,727	$3,676	$3,575	$3,542
Operating expenses	1,841	2,024	1,881	1,900	2,028
Net operating income	1,919	1,703	1,795	1,675	1,514
NOI margin	51.0%	45.7%	48.8%	46.9%	42.7%
Occupancy	77.1%	76.8%	72.4%	73.2%	71.3%
Effective annual rental rate, per square foot	$13.68	$13.70	$14.73	$13.63	$14.39

RAIT Industrial Portfolio:
# of Properties	5	5	5	5	5
Square feet	784,782	784,782	784,782	784,782	784,782
Property income	556	561	723	561	537
Operating expenses	301	367	125	93	83
Net operating income	255	194	598	468	454
NOI margin	45.9%	34.6%	82.7%	83.4%	84.5%
Occupancy	100%	100%	99%	99%	99%
Effective annual rental rate, per square foot	3.67	4.31	4.64	4.13	4.18

Total RAIT Same Store Revenue	$14,199	$13,780	$15,221	$13,749	$13,756
Total RAIT Same Store Operating expenses	6,408	6,635	6,266	6,394	6,468
Total RAIT Same Store Net operating income (a)	$7,791	$7,145	$8,955	$7,355	$7,288

RAIT NOI Increase	6.9%
(a)See definition and reconciliation to net income in the Definitions sections.

REAL ESTATE PROPERTIES

CHANGES IN THE PORTFOLIO – YEAR-TO-DATE MARCH 31, 2017:

($'s in 000's)	City & State	Square Feet / Units/Acres	Month Sold / Disposed / Acquired	Transaction	Value
SALES:
Office:
Executive Center	Milwaukee, WI	102,017	March	Sale	10,600
Tiffany Square	Colorado Springs, CO	184,219	March	Sale	12,175
Total Office		286,236			22,775

Multifamily:
Oyster Point	Newport News, VA	278	March	Sale	11,500
Tuscany Bay	Orlando, FL	396	January	Sale	36,650
Emerald Bay	Las Vegas, NV	337	March	Sale	23,750
Total Multifamily		1,011			71,900

Land:
MGS Gift Shop	Daytona Beach, FL	1.0	March	Sale	300
Total Land					300

Total Sales:					$94,975

OTHER DISPOSITIONS:
Industrial
Adams Aircraft	Englewood, CO	48,490	March	Deconsolidation	4,557
East Glendale	Sparks, NV	31,976	February	Deconsolidation	1,091
Perry Avenue	Attleboro, MA	456,000	March	Deconsolidation	25,529
Interstate Drive	West Springfield, MA	143,025	March	Deconsolidation	4,965
Rex Boulevard	Auburn Hills, MI	151,200	February	Deconsolidation	7,209
Total Industrial		830,691			43,351

Total Other Dispositions:					$43,351

Total Sales and Other Dispositions					$138,326

ADDITIONS:
Redevelopment:
Erieview Galleria	Cleveland, OH	93,663	March	Loan Conversion	1,636

Total RAIT Additions:					$1,636

REAL ESTATE PROPERTIES, AS OF MARCH 31, 2017

($'s in 000's)					INVESTMENTS IN REAL ESTATE
Property Name	Location	Units/ Square Feet/ Acres	Year of Acquisition	Description	Gross Cost	Accumulated Depreciation	Net Carrying Value	Occupancy (Period End)	Average Occupancy (a)	Rental Rate (b)

HELD FOR DISPOSITION

RAIT MULTIFAMILY PORTFOLIO:
Lexington	Jackson, MS	220	2010	Multi-Family	17,006	(3,545)	13,461	92.7%	93.9%	894
Trails at Northpointe	Jackson, MS	144	2010	Multi-Family	7,886	(1,859)	6,027	93.1%	90.6%	703

Subtotal -- Multifamily		364			$24,892	$(5,404)	$19,488	92.9%	92.6%	$819

RAIT OFFICE PORTFOLIO:
McDowell	Scottsdale, AZ	255,573	2007	Office	$68,590	$(19,023)	$49,567	99.7%	99.7%	24.38
Four Resource Square	Charlotte, NC	151,916	2011	Office	21,934	(4,259)	17,675	90.1%	90.1%	17.39
UBS Tower	St. Paul, MN	228,882	2012	Office	17,003	(4,944)	12,059	78.9%	78.9%	20.05
Rutherford	Woodlawn, MD	85,806	2014	Office	7,046	(1,790)	5,256	91.9%	89.2%	19.40
Union Medical	Colorado Springs, CO	151,299	2014	Office	29,425	(3,315)	26,110	87.9%	90.0%	25.58
100 East Lancaster Avenue	Downingtown, PA	37,963	2014	Office	5,126	(488)	4,638	82.5%	77.1%	21.35
Lake Avenue	Fort Wayne, IN	25,200	2016	Office	3,011	(92)	2,919	100.0%	100.0%	13.99
Moreau Court	South Bend, IN	82,396	2016	Office	6,022	(266)	5,756	69.4%	69.4%	23.35

Subtotal -- Office		1,019,035			$158,157	$(34,177)	$123,980	88.1%	88.0%	$21.67

RAIT INDUSTRIAL PORTFOLIO:
South Midco	Witchita, KS	73,740	2015	Industrial	3,696	(172)	3,524	100.0%	100.0%	8.51
Hunt Valley Circle	New Kensington, PA	198,000	2015	Industrial	9,613	(433)	9,180	100.0%	100.0%	4.17
Kirby Circle	Palm Bay, FL	231,313	2015	Industrial	16,845	(804)	16,041	0.0%	0.0%	-
Square Drive	Marysville, OH	130,044	2015	Industrial	5,203	(249)	4,954	100.0%	100.0%	2.09
Fondorf Drive	Columbus, OH	151,685	2015	Industrial	5,398	(264)	5,134	100.0%	100.0%	3.55
Gettysburg Pke 6930	Fort Wayne, IN	161,000	2016	Industrial	5,313	(165)	5,148	100.0%	100.0%	3.21
Gettysburg Pke 6932	Fort Wayne, IN	63,804	2016	Industrial	2,309	(75)	2,234	100.0%	100.0%	3.21

Subtotal -- Industrial		1,009,586			$48,377	$(2,162)	$46,215	77.1%	77.1%	$2.96

RAIT RETAIL PORTFOLIO:
Sharpstown Mall	Houston, TX	637,555	2009	Retail	$41,629	$(10,562)	$31,067	58.5%	59.2%	$13.40
South Plaza	Nashville, TN	284,697	2011	Retail	23,416	(3,886)	19,530	89.0%	89.0%	9.07
May’s Crossing	Round Rock, TX	64,084	2012	Retail	8,517	(1,229)	7,288	79.2%	79.2%	18.74
Oakland Square	Troy, MI	220,226	2014	Retail	22,356	(1,596)	20,760	100.0%	100.0%	12.94
Oakland Plaza	Troy, MI	171,518	2014	Retail	25,543	(1,842)	23,701	95.9%	95.9%	21.44

Subtotal -- Retail		1,378,080			$121,461	$(19,115)	$102,346	77.1%	77.4%	$13.68

RAIT LAND PORTFOLIO:
Treasure Island Resort	Daytona Beach, FL	2.5	2011	Land	$11,164	$-	$11,164
Sunny Shores Resort	Daytona Beach, FL	1.0	2011	Land	3,422	-	3,422
Beachcomber Beach Resort	Daytona Beach, FL	2.9	2011	Land	10,343	-	10,343
Subtotal -- Land		6.4			$24,929	$-	$24,929

TOTAL RAIT - HELD FOR DISPOSITION					$377,816	$(60,858)	$316,958

HELD FOR INVESTMENT

RAIT MULTIFAMILY PORTFOLIO:
South Terrace	Durham, NC	328	2013	Multi-Family	$38,266	$(4,499)	$33,767	91.8%	92.3%	1,042
Subtotal -- Multifamily		328			$38,266	$(4,499)	$33,767	91.8%	91.3%	$1,042

RAIT OFFICE PORTFOLIO:
Reuss	Milwaukee, WI	578,104	2004	Office	$64,001	$(24,188)	$39,813	53.3%	53.3%	$20.48
1501 Yamato Road	Boca Raton, FL	171,489	2009	Office	47,327	(10,677)	36,650	100.0%	100.0%	19.31
Executive Mews - Willow Grove	Willow Grove, PA	86,554	2010	Office	12,892	(2,845)	10,047	78.3%	78.3%	21.43
Executive Mews - Cherry Hill	Cherry Hill, NJ	112,146	2010	Office	12,465	(3,363)	9,102	76.6%	76.7%	18.80
Subtotal -- Office		948,293			$136,685	$(41,073)	$95,612	66.8%	66.8%	$20.16

RAIT RETAIL PORTFOLIO:
Raritan	Raritan, NJ	114,993	2016	Retail	$31,309	$(237)	$31,072	63.8%	63.8%	26.32
Subtotal -- Retail		114,993			$31,309	$(237)	$31,072	63.8%	65.1%	$26.32

RAIT REDEVELOPMENT PORTFOLIO:
Inlet Square Mall	Myrtle Beach, SC	436,719	2009	Retail	$11,439	$(3,851)	$7,588	33.1%	33.0%
Erieview Tower	Cleveland, OH	769,795	2015	Office	70,364	(3,661)	66,703	42.5%	43.5%
Erieview Galleria	Cleveland, OH	93,663	2017	Retail	1,118	—	1,118	59.9%	59.9%
Subtotal -- Redevelopment		1,300,177			$82,921	$(7,512)	$75,409	40.6%	41.2%

RAIT LAND PORTFOLIO:
Willow Grove	Willow Grove, PA	0.5	2001	Land	$307	$-	$307
Cherry Hill	Cherry Hill, NJ	0.5	2001	Land	307	-	307
Corey Landings	St. Pete Beach, FL	5.3	2009	Land	26,619	-	26,619
Subtotal -- Land		6.3			$27,233	$-	$27,233

TOTAL RAIT - HELD FOR INVESTMENT					$316,414	$(53,321)	$263,093

TOTAL RAIT					$694,230	$(114,179)	$580,051
(a)         Average occupancy represents the daily average occupancy for the three-month period ended March 31, 2017.

(b)	Multifamily rental rate data is per unit, per month. Office, Industrial and Retail are per square foot, per year.

Indebtedness oVERVIEW

As of MARCH 31, 2017

	As of December 31, 2016	As of March 31, 2017
($'S in 000's)	Unpaid Principal	Unpaid Principal	Unamortized Discount and Debt Issuance Costs	Carrying Amount	Rate	Maturity Date
RAIT Indebtedness:
Recourse debt
7% convertible senior notes	$871	$871	$(40)	$831	7.0%	04/2031
4% convertible senior notes	126,098	126,098	(5,429)	120,669	4.0%	10/2033	(a)
7.625% senior notes	57,287	57,287	(1,659)	55,628	7.6%	04/2024
7.125% senior notes	70,731	70,731	(1,399)	69,332	7.1%	08/2019
Senior secured notes	62,000	30,000	(2,408)	27,592	7.2%	10/2018-04/2019
Lending warehouse facilities
Conduit loans	-	-	(435)	(435)	-	11/2017-07/2018
Floating rate loans	26,421	129,317	(783)	128,534	3.1%	12/2017-07/2018	(b)
Total	26,421	129,317	(1,218)	128,099	3.1%
Junior subordinated notes, at fair value	18,671	18,671	(6,189)	12,482	5.0%	03/2035
Junior subordinated notes, at amortized cost	25,100	25,100	-	25,100	3.5%	04/2037
Total Recourse Debt	387,179	458,075	(18,342)	439,733	4.9%
Non-Recourse debt
Securitization notes payable:
CRE CDO I	376,089	330,582	(4,370)	326,212	1.5%	11/2046
CRE CDO II	166,227	97,676	(2,491)	95,185	2.1%	06/2045
FL3	57,942	48,269	(133)	48,136	3.8%	12/2031
FL4	107,998	93,446	(318)	93,128	3.1%	12/2031
FL5	265,304	238,617	(1,724)	236,893	3.8%	01/2031
FL6	216,677	211,527	(3,183)	208,344	2.9%	11/2031
Total securitization notes payable	1,190,237	1,020,117	(12,219)	1,007,898	2.6%
Loans payable on real estate	186,237	135,384	(467)	134,917	3.0%	06/2016-12/2021	(c)
Total Non-recourse debt	1,376,474	1,155,501	(12,686)	1,142,815	2.7%
Other Indebtedness	24,321	40,830	(245)	40,585	-	-
Total RAIT Indebtedness	$1,787,974	$1,654,406	$(31,273)	$1,623,133	3.5%

Recourse

Non-recourse

(a)	Includes the $126,098 of 4% convertible senior notes that may be put in October 2018.
(b)	Includes $65.6 million of borrowings on warehouse facilities secured by first mortgage loans whose facility matures in 2017.
(c)	One loan payable on real estate had a maturity date of June 2016. This loan is in the process of being resolved with the lender.

DEFINITIONS

Adjusted EBITDA

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, is a non-GAAP financial measure.  We calculate Adjusted EBITDA as Net Income, before the effects of investment interest expense, interest expense, acquisition and integration expenses, depreciation and amortization, provision for loan losses (gains) losses on assets, asset impairments, (gains) losses on debt extinguishments, change in fair value of financial instruments, and income tax (benefit) provision as well as similar items and other non-recurring items such as (gains) losses on acquisitions related to discontinued operations.  [In the quarter ended December 31, 2016, we changed our method of calculating Adjusted EBITDA to exclude provision for loan losses.] We believe Adjusted EBITDA provides useful information to investors to ascertain our interest coverage and interest plus preferred dividends coverage ratios.

Assets Under Management

Assets under management, or AUM, is an operating measure representing the total assets that we own or are managing for third parties. While not all AUM generates fee income, it is an important operating measure to gauge our asset growth, volume of originations, size and scale of our operations and our performance. AUM includes our total investment portfolio, assets associated with unconsolidated securitizations for which we derive asset management fees and real estate properties we manage on behalf of third parties.

Cash Available for Distribution

Cash available for distribution, or CAD, is a non-GAAP financial measure. We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability and our board of trustees considers CAD in determining our quarterly cash distributions. We also believe that CAD is useful because it adjusts for a variety of noncash items (such as depreciation and amortization, equity-based compensation, provision for loan losses and non-cash interest income and expense items). In addition, the compensation committee of our board of trustees used CAD as a metric in establishing quantitative performance based awards for certain of our executive officers beginning in 2015.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common shareholders the following items: depreciation and amortization items including depreciation and amortization expense, straight-line rental income or expense, amortization of deferred financing costs, and amortization of discounts on financings; origination fees; equity-based compensation; changes in the fair value of our financial instruments; realized gains (losses) on assets; provision for loan losses; asset impairments; acquisition gains or losses and transaction costs; deferred income tax benefit (provision); certain fee income eliminated in consolidation that is attributable to third parties; and one-time events pursuant to changes in U.S. GAAP and certain other non-routine items. In the quarter ended March 31, 2016, we changed our method of calculating CAD to exclude the impact of real property sales from CAD.  We made this change in response to investor feedback to focus CAD on our core business activities.  In addition, we provide guidance regarding our expected CAD in future periods and this change removes variability resulting from the ultimate timing of future property sales.

CAD should not be considered as an alternative to net income (loss) or cash generated from operating activities, determined in accordance with U.S. GAAP, as an indicator of operating performance. For example, CAD does not adjust for the accrual of income and expenses that may not be received or paid in cash during the associated periods. Please refer to our consolidated financial statements prepared in accordance with U.S. GAAP in our most recent report on Form 10-K or Form 10-Q filed with the Securities and Exchange Commission. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

Funds from Operations

We believe that funds from operations, or FFO, which is a non-GAAP financial measure, is an additional appropriate measure of the operating performance of a REIT. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation expense, gains or losses on sales of real estate, asset impairment and the cumulative effect of changes in accounting principles. Our management utilizes FFO as a measure of our operating performance. FFO is not an equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Gross Real Estate Investments

Gross real estate investments equal investments in real estate, net plus accumulated depreciation as it appears on the consolidated balance sheet.  The following table provides a reconciliation of investments in real estate, net to total gross real estate investments.

	As of
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Investments in real estate, net	$580,051	$716,432	$808,749	$930,987	$965,296
Plus: Accumulated Depreciation	114,179	138,214	156,613	164,037	164,999
Gross real estate investments	$694,230	$854,646	$965,362	$1,095,024	$1,130,295

Interest Coverage

Interest coverage is computed as Adjusted EBITDA divided by interest costs (excluding amortization of deferred financing costs and debt discounts)

Interest + Preferred Coverage

Interest + Preferred coverage is computed as Adjusted EBITDA divided by the sum of interest costs (excluding amortization of deferred financing costs and debt discounts) and preferred costs (excluding amortization of preferred share discounts).

Net Operating Income

Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of the operating performance of its real estate portfolio. NOI is defined as total property revenue less total property operating expenses, excluding depreciation and amortization and interest expense. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our real estate portfolio performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental rates and property operating expenses.

Same Store Properties and Same Store Portfolio

RAIT reviews its same store properties or portfolio at the beginning of the calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that have been sold are excluded from the same store portfolio. Properties included in the redevelopment portfolio are not part of the same store portfolio.  A reconciliation of our same store net operating income to net income is as follows for each of the periods presented below:

($'s in 000's)	For the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Same store property net operating income	$7,791	$7,145	$8,955	$7,355	$7,288
Non same store property net operating income	1,640	3,272	6,024	7,984	7,919
Net interest margin	7,877	10,844	11,677	14,394	16,482
Fee and other income	1,661	1,400	1,946	1,914	2,114
Interest expense	(10,143)	(11,914)	(13,298)	(13,967)	(15,870)
Compensation expenses	(3,487)	(6,275)	(4,675)	(3,862)	(3,625)
General and administrative expenses	(2,705)	(3,300)	(3,052)	(3,706)	(3,215)
Property management expenses	(2,213)	(2,240)	(2,226)	(2,846)	(2,167)
Acquisition and integration expenses	(172)	(248)	(197)	(70)	(109)
Provision for loan losses	(1,535)	(3,848)	(1,533)	(1,344)	(1,325)
Depreciation and amortization expense	(9,754)	(12,031)	(11,466)	(15,134)	(12,673)
IRT internalization and management transition expenses	(736)	(6,271)	-	-	-
Shareholder activism expenses	(694)	-	-	-	-
Other income (expense)	14	(457)	(70)	39	61
Gains (loss) on assets	12,006	29,461	18,194	5,812	(195)
Gain (loss) on deconsolidation of properties	(15,947)	-	-	-	-
Asset impairment	(7,424)	(11,127)	(18,872)	(3,864)	(3,922)
Gain (loss) on debt extinguishment	3,186	333	(6)	660	344
Change in fair value of financial instruments	(1,153)	1,109	(1,375)	(1,592)	(4,088)
Income tax benefit (provision)	249	(20,601)	15,302	1,756	993
Income from discontinued operations	-	1,671	4,112	32,876	1,485
Gain (loss) on disposal of discontinued operations	-	47,808	-	-	-
Net Income (Loss)	$(21,539)	$24,731	$9,440	$26,405	$(10,503)

Total Gross Assets

Total gross assets equals total assets plus accumulated depreciation as these captions are reported on the consolidated balance sheet.  The following table provides a reconciliation of total assets to total gross assets.

	As of
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Total Assets	$2,222,615	$2,406,843	$3,882,531	$4,040,064	$4,317,770
Plus: Accumulated Depreciation (a)	114,179	138,214	209,437	209,096	209,421
Plus: Accumulated Amortization (b) (c)	10,658	11,245	26,247	25,926	24,422
Total Gross Assets	$2,347,452	$2,556,302	$4,118,215	$4,275,086	$4,551,613

(a)	Includes accumulated depreciation from discontinued operations.
(b)	Includes accumulated amortization from discontinued operations.
(c)	Represents accumulated amortization of real estate-related intangible assets and liabilities.